Exhibit 99.1

GFI Group Inc. Completes Acquisition of Starsupply Petroleum

- Closing on schedule; integration underway -

New York, September 19, 2005 – GFI Group Inc. (Nasdaq: GFIG) announced today that it has completed its previously announced acquisition of substantially all of the assets of Starsupply Petroleum LLC, a leading broker of oil products and related derivative and option contracts.  The final purchase price was $15.125 million in cash.

Michael Gooch, Chairman and Chief Executive Officer of GFI, said: “We are very pleased to welcome the talented team from Starsupply. The oil brokerage market is at center stage because of current volatility and uncertainty in world oil markets.  We are adding the expertise of this award-winning team at a time of immediate demand from our customers and the marketplace.  This acquisition is consistent with our strategy to focus on key markets and is highly complementary to our existing commodity, energy and shipping brokerage capability.  We fully expect it to be immediately accretive to our earnings per share.”

Starsupply’s headquarters will remain in Englewood, NJ, where the majority of the 30-plus brokerage personnel are located.  As previously reported, GFI will add nine energy-related desks from Starsupply including petroleum feedstocks, petroleum products, crude oil, petrochemicals, product derivatives, crude derivatives, crude and product options, fuel oil and gas liquids.

About GFI Group Inc.

GFI Group Inc. (www.GFIgroup.com) is a leading inter-dealer broker specializing in over-the-counter derivatives products and related securities. GFI Group Inc. provides brokerage services, market data and analytics software products to institutional clients in markets for a range of credit, financial, equity and commodity instruments.

Headquartered in New York, GFI was founded in 1987 and employs more than 900 people with additional offices in London, Hong Kong, Tokyo, Singapore and Sydney. GFI provides services and products to over 1,300 institutional clients, including leading investment and commercial banks, corporations, insurance companies and large hedge funds. Its brands include GFI, GFInet® and FENICS®

Forward-looking statements

Certain matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “might,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: economic, political and market factors affecting trading volumes, securities prices or demand for the Company’s brokerage services; competition from current and new competitors; the Company’s ability to attract and retain key personnel, including highly-qualified brokerage personnel; the Company’s ability to identify and develop new products and markets; changes in laws and regulations governing the Company’s business and operations or permissible activities; the Company’s ability to manage its international operations; financial difficulties experienced by the Company’s customers or key participants in the markets in which the Company focuses its brokerage services; the Company’s ability to keep up with technological changes; and uncertainties relating to litigation.  Further information about factors that could affect the Company’s financial and other results is included in the Company’s filings with the Securities and Exchange Commission.  The Company does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:
GFI Group Inc.	Comm-Partners LLC
Christopher Giancarlo	June Filingeri
Executive Vice President - Corporate Development	203-972-0186
212-968-2992	junefil@optonline.net
investorinfo@gfigroup.com

Media Contact:

GFI Group Inc.

Alan Bright

Press Office

011-44-20-7877-8049

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